Exhibit 99.1

For immediate release:

CONTACT:

Thomas F. Hoffman (412) 831-4060

Chuck Mazur (412) 831-4340

CONSOL Energy To Offer To Acquire Remaining Shares of CNX Gas

PITTSBURGH (January 29, 2008) — CONSOL Energy Inc. (NYSE:CNX) intends to offer to acquire all of the outstanding shares of CNX Gas Corporation (NYSE:CXG) that it does not currently own in a stock-for-stock transaction. CONSOL Energy currently owns approximately 81.7 percent of the approximately 151 million shares of CNX Gas common stock outstanding. CONSOL Energy will offer CNX Gas stockholders 0.4425 shares of CONSOL Energy common stock for each outstanding share of CNX Gas common stock that CONSOL Energy does not own, the equivalent of $33.70 per share for CNX Gas common stock, or a 12 percent premium based upon the closing stock price of CNX Gas on January 28, 2008. The transaction is valued at approximately $932 million.

CONSOL Energy’s offer will be made directly to the CNX Gas stockholders and will not be conditioned upon any requirement for recommendation of its offer by the independent directors of CNX Gas. The CONSOL Energy exchange offer will be conditioned upon, among other things, the tender of a majority of the outstanding shares of CNX Gas common stock not owned by CONSOL Energy, without regard to any shares of CNX Gas that are owned by the directors or management of either CONSOL Energy or CNX Gas. This condition will be irrevocable. The exchange offer will also be subject to other customary terms and conditions and is intended to be tax-free to the shareholders of CNX Gas.

Assuming that the conditions to CONSOL Energy’s exchange offer are satisfied and that the offer is completed, consistent with the requirements of Delaware law, CONSOL Energy intends to effect a “short form” merger of CNX Gas with a subsidiary of CONSOL Energy promptly thereafter. In this subsequent merger, the remaining CNX Gas public stockholders will be entitled to receive the same consideration as is paid in the exchange offer. Under Delaware law, appraisal rights will also be available to the former stockholders of CNX Gas as a result of the merger. CONSOL Energy does not intend to take any retributive action should its exchange offer be unsuccessful.

“We have always believed that a diversified energy portfolio of coal and gas, which combined account for two-thirds of fuel for U.S. electricity generation, is a winning combination,” said J. Brett Harvey, president and chief executive officer. “The acquisition of the remaining outstanding shares of CNX Gas will give us the greatest flexibility in the access, allocation and utilization of our capital in growing that diversified portfolio.”

Harvey said a number of factors have changed since CNX Gas went public. “Two years ago, financial markets did not understand or properly value the gas assets and operations of CONSOL Energy,” Harvey said. “In the two years since we established CNX Gas as a public company, its visibility and transparency have improved, and financial markets appear to have a greater appreciation for its value, as evidenced by the significant growth in the market value of CNX Gas.”

Harvey went on to explain that as the majority owner of CNX Gas, CONSOL Energy had to make a decision regarding the gas company’s future. CONSOL Energy concluded that it has no interest in selling or otherwise divesting itself of the shares of CNX Gas that it currently owns. “We chose to stick to our strategy of energy asset diversification, and hence to offer to re-acquire the remaining shares of the gas company.”

Harvey also said that energy markets over the next ten years will be affected increasingly by public policy issues, both in the United States and globally. “It is becoming increasingly apparent,” he said, “that carbon constraints will become a part of energy regulation in the United States. Such constraints pose challenges for all fossil fuels, but would affect gas to a lesser extent than coal or petroleum.”

Harvey said neither the United States nor the world will turn its back on coal because the energy produced from coal is vital to raising the prosperity of people around the world. “But substantially reducing carbon dioxide emissions produced when coal is consumed will become an essential predicate to its continued use,” he argued. “From the CONSOL Energy stockholders’ perspective, increasing the portion of gas in our energy portfolio is a prudent step to manage the risk associated with carbon controls, because with its lower emissions, gas will become more valuable in the near term.”

Harvey added, however, that CONSOL Energy expects its coal portfolio to perform well during the transition period when the impacts of carbon constraints begin to be felt. “Coal will not be eliminated from the U.S. energy mix because we need the energy,” he said. “But there could be some winnowing of coal producers if carbon constraints shrink the market for coal in the short run. Most of our major mining operations are well capitalized and have a substantial reserve base. Existing coal mines with that type of profile will do very well.”

Harvey said the integration of CNX Gas into CONSOL Energy is expected to result in cost savings and certain business synergies. “We expect there to be a significant reduction in administrative costs, particularly those imposed on any public enterprise for compliance and reporting,” he said.

Harvey said CONSOL Energy is in the process of preparing the necessary documentation to file its exchange offer and related documentation with the Securities and Exchange Commission. “We intend to launch our offer in the coming days and expect to complete this transaction in the first half of 2008,” he concluded.

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CONSOL Energy Inc., a high-Btu bituminous coal and coal bed methane company, is a member of the Standard & Poor’s 500 Equity Index and has annual revenues of $3.7 billion. It has 17 bituminous coal mining complexes in six states and reports proven and probable coal reserves of 4.5 billion tons. CONSOL Energy was named one of America’s most admired companies in 2005 by Fortune magazine. It received the U.S. Department of the Interior’s Office of Surface Mining National Award for Excellence in Surface Mining for the company’s innovative reclamation practices in 2002, 2003 and 2004. Also in 2003, the company was listed in Information Week magazine’s “Information Week 500” list for its information technology operations. In 2002, the company received a U.S. Environmental Protection Agency Climate Protection Award. Additional information about the company can be found at its web site: www.consolenergy.com.

CNX GAS CORPORATION is an independent natural gas exploration, development, production and gathering company operating in the Appalachian and Illinois basins of the United States. CONSOL Energy currently owns approximately 81.7 percent of the approximately 151 million shares of CNX Gas common stock outstanding.

Forward-Looking Statements

Various statements in this document, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995). The forward-looking statements may include projections and estimates concerning the timing and success of specific projects (including statements relating to the timing of and satisfaction of conditions to the exchange offer and merger with CNX Gas and whether any of the anticipated benefits of the transaction will be realized), our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “will,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this document speak only as of the date of this document; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, uncertainties and contingencies include, but are not limited to: timing of the exchange offer transaction, acceptance of the exchange offer by the requisite number of shares and the satisfaction of the other conditions to the exchange offer; market acceptance of acquiring the minority interest of CNX Gas, an extended decline in prices we receive for our coal and gas affecting our operating results and cash flows; reliance on customers extending existing contracts or entering into new long-term contracts for coal; reliance on major customers; our inability to collect payments from customers if their creditworthiness declines; the disruption of rail, barge and other systems that deliver our coal, or pipeline systems which deliver our gas; a loss of our competitive position because of the competitive nature of the coal industry and the gas industry, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; our inability to hire qualified people to meet replacement or expansion needs; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion; the inability to produce a sufficient amount of coal to fulfill our customers’ requirements which could result in our customers initiating claims against us; the risks inherent in coal mining being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, accidents and weather conditions which could cause our results to deteriorate; increases in the price of commodities used in our mining operations and could impact our cost of production; obtaining governmental permits and approvals for our operations; the effects of government regulation; the effects of stringent federal and state safety regulations; the effects of mine closing, reclamation and certain other liabilities; uncertainties in estimating our economically recoverable coal and gas reserves; we do not insure against all potential operating risks; the outcomes of various legal proceedings, which proceedings are more fully described in our reports filed under the Securities Exchange Act of 1934; increased exposure to employee related long-term liabilities; our participation in multi-employer pension plans may expose us to obligations beyond the obligation to our employees; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan; our ability to comply with laws or regulations requiring that we obtain surety bonds for workers’ compensation and other statutory requirements; acquisitions that we recently have made or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made; the anti-takeover effects of our rights plan could prevent a change of control; risks in exploring for and producing gas; new gas development projects and exploration for gas in areas where we have little or no proven gas reserves; the availability of field services, equipment and personnel for drilling and producing gas; replacing our natural gas reserves which if not replaced will cause our gas reserves and gas production to decline; costs associated with perfecting title for gas rights in some of our properties; we need to use unproven technologies to extract coalbed methane on some of our properties; location of a vast majority of our gas producing properties in three counties in southwestern Virginia, making us vulnerable to risks associated with having our gas production concentrated in one area; other persons could have ownership rights in our advanced gas extraction techniques which could force us to cease using those techniques or pay royalties; the coalbeds from which we produce methane gas frequently contain water that may hamper production; and other factors discussed in our 2006 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission and to be set forth in our Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to the exchange offer to CNX Gas’ stockholders.

IMPORTANT INFORMATION: In connection with the proposed exchange offer to the stockholders of CNX Gas Corporation, CONSOL Energy expects to file a registration statement on Form S-4 containing an exchange offer prospectus and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF CNX GAS CORPORATION ARE URGED TO READ THE EXCHANGE OFFER PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER AND CONSOL Energy. Investors and security holders may obtain a free copy of the exchange offer prospectus and other relevant materials (when they become available) and other documents filed by CONSOL Energy with the commission at the commission’s web site, www.sec.gov. Copies of the exchange offer prospectus and other relevant documents (when they become available) may also be obtained without charge from CONSOL Energy. Requests to CONSOL Energy should be made in writing to Thomas F. Hoffman, Senior Vice President—External Affairs, CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241, or by email at tomhoffman@consolenergy.com.